INDEPENDENT AUDITORS  CONSENT


We consent to the use in this Registration Statement of Value
Holdings, Inc. on Form SB-2 of our report dated January 27, 2000 on the consolidated financial statements of Value Holdings, Inc. as of and for the year ended October 31, 1999, appearing in the Prospectus, which is part of this Registration Statement.






November 15, 2000